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                        INDEPENDENT ACCOUNTANT'S CONSENT


We consent to the use of our report dated February 25, 1994, on the combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships, incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 and related prospectus of U S WEST, Inc. and affiliated entities.

                                        /s/ KPMG PEAT MARWICK LLP

Miami, Florida
October 30, 1995


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                        INDEPENDENT ACCOUNTANT'S CONSENT


We consent to the use of our report dated March 25, 1994, on the consolidated financial statements of Wometco Cable Corp. and Subsidiaries, incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 and related prospectus of U S WEST, Inc. and affiliated entities.

Our report on the 1993 consolidated financial statements of Wometco Cable Corp. and Subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, ACCOUNTING FOR INCOME TAXES.

                                        /s/ KPMG PEAT MARWICK LLP

Miami, Florida
October 30, 1995